As filed with the Securities and Exchange Commission on February 10, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FLUIDIGM CORPORATION.

(Exact name of Registrant as specified in its charter)

Delaware	3826	77-0513190
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7000 Shoreline Court, Suite 100

South San Francisco, CA 94080

(650) 266-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gajus V. Worthington

President and Chief Executive Officer

7000 Shoreline Court, Suite 100

South San Francisco, CA 94080

(650) 266-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Segre Robert F. Kornegay Asaf H. Kharal Wilson Sonsini Goodrich & Rosati P.C. 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Telecopy: (650) 493-6811	William M. Smith Vice President, Legal Affairs and General Counsel 7000 Shoreline Court, Suite 100 South San Francisco, CA 94080 Telephone: (650) 266-6000 Telecopy: (650) 871-7152	Charles K. Ruck B. Shayne Kennedy Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Telephone: (714) 540-1235 Telecopy: (714) 755-8290

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-170965

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock $0.001 par value	$43,132.50	$5.01

(1)	Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933, as amended.
(2)	The Registrant previously registered an aggregate of $86,250,000 of Common Stock on a Registration Statement on Form S-1 (File No. 333-170965), as amended, which was declared effective on February 9, 2011 and for which a filing fee of $6,149.63 was previously paid.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-170965), originally filed by the Registrant on December 3, 2010, as amended (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 10th day of February, 2011.

FLUIDIGM CORPORATION

By:	/s/ Gajus V. Worthington
Gajus V. Worthington President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of February, 2011:

Signature	Title	Date

/s/ Gajus V. Worthington Gajus V. Worthington	President, Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2011

/s/ Vikram Jog Vikram Jog	Chief Financial Officer (Principal Accounting and Financial Officer)	February 10, 2011

* Jeremy Loh	Director	February 10, 2011

* Samuel Colella	Director	February 10, 2011

* Kenneth Nussbacher	Director	February 10, 2011

* Raymond Whitaker	Director	February 10, 2011

* John A. Young	Director	February 10, 2011

By:	/s/ Gajus V. Worthington
Gajus V. Worthington Attorney-in-Fact

By:	/s/ Vikram Jog
Vikram Jog Attorney-in-Fact

The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement.

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Incorporated by reference from the Prior Registration Statement.